UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2022

Excellerant, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-234796	98-1497791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sportyvna Square, 17th floor, Kyiv, Ukraine	01023
(Address of principal executive offices)	(Zip Code)

Registrant s telephone number, including area code: +380443945700

54 Blvd du Regent, Brussels, Belgium

(Former name or former address, if changed since last report.)

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Previous Independent Auditors:

On January 1, 2022, Mirsad Devic resigned as a director and as an officer of our company. Mr. Devic’s resignation was not the result of a disagreement between Mr. Devic and our company on any matter relating to our company's operations, policies or practices. On January 1, 2022 Roman Kopinski was appointed as a director to replace Mr. Devic and he was also appointed President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of our company.

Mr. Kopinski, age 37, started his career as sales manager for Gazprom. Following 5 years in that position, Mr. Kospinski took a role as business consultant for Naftogas of Ukraine where he still works today.

There are no family relationship between Mr. Kopinski and any director or executive officer of our company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excellerant, Inc.

/s/ Roman Kopinski
Roman Kopinski
President

Date: February 4, 2022

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